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                                                                    Exhibit 23.1

                       Consent of Independent Accountants



         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2002 relating to the financial statements and financial statements schedule, which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-K/A for the year ended October 31, 2001.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 11, 2002